As filed with the Securities and Exchange Commission on May 2, 2024

Registration No. 333-278360

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ULTRALIFE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	16-1387013
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

2000 Technology Parkway

Newark, New York 14513

(315) 332-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip A. Fain

Chief Financial Officer & Treasurer

Ultralife Corporation

2000 Technology Parkway, Newark, New York 14513

(315) 332-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Storck, Esq.

Paul J. Schulz, Esq.

Thomas B. Hughes, Esq.

Lippes Mathias LLP

50 Fountain Plaza, Suite 1700

Buffalo, New York 14202

(716) 853-5100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

Ultralife Corporation previously filed on March 30, 2021 a Registration Statement on Form S-3 (File No. 333-254846) (the “Prior Registration Statement”) to register securities in an aggregate amount of $100,000,000. The Prior Registration Statement was set to expire on April 2, 2024. Therefore, on March 29, 2024, we filed a new Form S-3 registration statement (File No. 333-278360) to replace the Prior Registration Statement (the “New Registration Statement”). The New Registration Statement includes all $100,000,000 of the unsold securities (the “Unsold Securities”) previously registered on the Prior Registration Statement.  During the grace period afforded by Rule 415(a)(5) under the Securities Act of 1933, as amended (the “Securities Act”), we may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the New Registration Statement.

Ultralife Corporation is filing this Pre-Effective Amendment No. 1 (“Amendment No. 1”) to the New Registration Statement on Form S-3 (File No. 333-278360), originally filed on March 29, 2024, solely to amend this explanatory note and to file an updated auditor consent as Exhibit 23.1 in replacement of the prior auditor consent filed with the New Registration Statement. This Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the New Registration Statement, the signature page to this Amendment No 1, and the new Exhibit 23.1 being filed with this Amendment No. 1. The remainder of the New Registration Statement, including the prospectus, is unchanged and has been omitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following sets forth the costs and expenses, all of which will be paid by the registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Registration Fee	$10,910	*
Legal Fees and Expenses	-	**
Accounting Fees and Expenses	-	**
Total	$10,910

*	These filing fees were paid in connection with the Prior Registration Statement filed March 30, 2021.

**

These estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits

The following Exhibits are filed as part of this registration statement:

Exhibit Index	Exhibit Description

1.1	Form of Underwriting Agreement *

3.1	Restated Certificate of Incorporation (Exhibit 3.1 of the Form 10-K for the year ended December 31, 2008, filed March 13, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(ii) of the Form 8-K filed June 4, 2014)

4.1	Specimen Stock Certificate (Exhibit 4.1 of the Form 10-K for the year ended December 31, 2008, filed March 13, 2009)

4.2	Description of Registrant’s Securities (Exhibit 4.2 of the Form 10-K/A for the year ended December 31, 2019, filed April 28, 2020)

5.1	Opinion of Lippes Mathias LLP **

23.1	Consent of Freed Maxick CPAs, P.C., independent registered public accounting firm

23.2	Consent of Lippes Mathias LLP (included in the Opinion of Lippes Mathias LLP filed as Exhibit 5.1) **

24.1	Power of Attorney (included on Signatures page)

107	Calculation of Filing Fees table **

*

To be filed, as applicable, either as an exhibit to a document to be incorporated herein by reference or by a post-effective amendment to this registration statement in connection with a specific offering of securities.

**	Filed as an Exhibit to the Registration Statement filed by the Registrant on March 29, 2024

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of the Registration Statement on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Newark, State of New York, on the 2nd day of May 2024.

ULTRALIFE CORPORATION

/s/ Michael E. Manna
Michael E. Manna
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature to this registration statement appears below hereby constitutes and appoints each of Michael E. Manna and Philip A. Fain, and each of them singly (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b) or any successor regulation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Date: May 2, 2024	/s/ Michael E. Manna
Michael E. Manna
President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 2, 2024	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal
Accounting Officer)

Date: May 2, 2024	/s/ Thomas L. Saeli
Thomas L. Saeli (Director)

Date: May 2, 2024	/s/ Robert W. Shaw II
Robert W. Shaw II (Director)

Date: May 2, 2024	/s/ Janie Goddard
Janie Goddard (Director)

Date: May 2, 2024	*
Bradford T. Whitmore (Director)

*By: /s/ Philip A. Fain
Philip A. Fain Attorney-in Fact